EXHIBIT 99.1
                                                                    ------------

Contact:  Fred Schapelhouman
          Insightful Corporation
          206-283-8802 ext. 509
          freds@insightful.com
          --------------------




           INSIGHTFUL ANNOUNCES FINAL RESULTS FOR SECOND QUARTER 2003


SEATTLE - JULY 31, 2003- Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced financial results for the second quarter 2003.

Insightful achieved revenues of $4.3 million for its second quarter, flat with the prior two quarters and an increase of 11% over the second quarter of 2002. Insightful incurred an operating loss of $0.3 million for the quarter, at the same level as the $0.3 million operating loss in the prior quarter, but improved from the $1.0 million operating loss in the second quarter of 2002. Including a $0.1 million loss from discontinued operations, EPS in the second quarter of 2003 amounted to a loss of $0.04 per share as compared to a loss of $0.03 per share in the prior quarter and a $0.06 per share loss in the second quarter of 2002.

The cash balance at the end of June 2003 was $6.1 million as compared to $6.8 million at the end of 2002 and $6.0 million at the end of March 2003. As part of the restructuring of its operations announced in early July, the Company expects to incur restructuring and related charges of approximately $0.4 to $0.5 million in the third quarter of 2003.

"This quarter, we strategically realigned our resources and expenses to support our long stated focus on a return to profitability, " said Shawn Javid, Insightful's president and CEO. "We continued to make progress toward this goal with two significant product releases, an increase in higher-value transactions over the first quarter, and strategically targeted new customer acquisitions."


                                     -more-


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Insightful Announces Q2 2003 Results                                      Page 2


QUARTERLY HIGHLIGHTS:

- An increase in software license sales, with a second quarter over first quarter increase of 6%, which offset a decline in services. North America, Switzerland and France showed the strongest overall revenue growth, while results for Germany and the U.K. were weaker than expected.

- The company closed more large deals in Q2 than in Q1 and signed the largest number of new North American customers in one quarter(Note 1) since 1999.

- Sales of S+FinMetrics(TM), S+NuOPT(R) and S+ArrayAnalyzer(TM), vertically targeted to the financial services and pharmaceutical industries, showed growth. Second quarter customers included Chase Automotive Finance, Morgan Stanley, First National Bank of Omaha, PartnerRe, Eli Lilly and Company, Pfizer, Gene Logic, Novartis and Philips Oral Healthcare.

- At the end of the second quarter the company began shipping Insightful Miner 3.0 and in the first two weeks of the current quarter the company began shipping InFact 2.5.

- The company also signed additional InFact license business within the federal government intelligence community.


ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric data and text.


                                     -more-

-------------------------
(Note 1) New customer represents a customer who purchased software, services or maintenance in the second quarter of 2003 for the first time since January 1, 1999.


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Insightful Announces Q2 2003 Results                                      Page 3


Insightful products include InFact(R), Insightful Miner, S-PLUS(R), StatServer(R), S-PLUS Analytic Server(R). Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

The company has been delivering industry-leading, high-ROI solutions for sixteen years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Switzerland, and the United Kingdom with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

                                      # # #


================================================================================

NOTE TO INVESTORS - FORWARD-LOOKING STATEMENTS


This press release contains forward-looking statements, including statements about our ability to achieve revenue growth and profitability and our expectations regarding restructuring charges. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, without limitation, the risk that we are unable to achieve or maintain revenue growth or profitability in future periods. More detailed information regarding these and other factors that could affect actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2002. You should not unduly rely on these forward-looking statements which apply only as of the date of this release. We undertake no obligation to update publicly any forward- looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

Insightful, the Insightful logo and a "human-like intelligence" are trademarks of Insightful Corporation. "Intelligence from Data", S-PLUS, StatServer, InFact and S-PLUS Analytic Server are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.

Insightful Announces Q2 2003 Results                                      Page 4

                          INSIGHTFUL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      THREE MONTHS ENDED
                                                                    ----------------------
                                                                     JUNE 30,    JUNE 30,
                                                                       2003        2002
                                                                    ==========  ==========
Revenues:
  Software licenses                                                 $   1,892   $   1,237
  Software maintenance                                                  1,720       1,490
  Professional services and other                                         702       1,156
                                                                    ----------  ----------
        Total revenues                                                  4,314       3,883
                                                                    ----------  ----------
Cost of Revenues:
  Software related                                                        518         314
  Professional services and other                                         754       1,144
                                                                    ----------  ----------
        Total cost of revenues                                          1,272       1,458
                                                                    ----------  ----------
        Gross profit                                                    3,042       2,425
                                                                    ----------  ----------
Operating Expenses:
  Sales and marketing                                                   1,803       1,687
  Research and development                                              1,767       2,195
  Less research                                                        (1,112)     (1,253)
                                                                    ----------  ----------
        Research and development, net                                     655         942
  General and administrative                                              803         729
  Amortization of other intangibles                                        71          94
                                                                    ----------  ----------
        Total operating expenses                                        3,332       3,452
                                                                    ----------  ----------
        Loss from operations                                             (290)     (1,027)
Interest and Other Income                                                  15          29
Interest Expense                                                           (5)         (3)
                                                                    ----------  ----------
  Loss before income taxes                                               (280)     (1,001)
Income Tax provision                                                       20          19
                                                                    ----------  ----------
  Loss from continuing operations                                        (300)     (1,020)
                                                                    ----------  ----------
Discontinued Operations:
  Loss from discontinued operations, net of tax                           137           -
  Gain on disposal of discontinued operations, net of tax                   -         327
                                                                    ----------  ----------
        Net Loss                                                    $    (437)  $    (693)
                                                                    ==========  ==========

Basic and Diluted Net Loss per Share                                $   (0.04)  $   (0.06)
                                                                    ==========  ==========
Weighted Average Number of Common Shares Outstanding                   11,403      11,274
                                                                    ==========  ==========
 - Basic and Diluted

Insightful Announces Q2 2003 Results                                      Page 5

                         INSIGHTFUL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED CONDENSED BALANCE SHEETS
                            (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                               JUNE 30,    DEC. 31,
                                                                                 2003        2002
                                                                              ----------  ----------
                                     ASSETS
Current Assets:

    Cash and cash equivalents                                                 $   6,132   $   6,819

    Accounts receivable, net                                                      2,096       2,346

    Other receivables                                                             1,011         955

    Inventories                                                                     154         102

    Prepaid expenses                                                                651         204
                                                                              ----------  ----------

        Total current assets                                                     10,044      10,426

Property and Equipment, net                                                       1,548       2,055

Goodwill and Other Intangibles, net                                               1,435       1,506

Other Assets                                                                         49          49
                                                                              ----------  ----------

                                                                              $  13,076   $  14,036
                                                                              ==========  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

    Current portion of long-term debt                                         $     129   $     129

    Accounts payable                                                              1,009       1,030

    Accrued expenses and other current liabilities                                2,274       2,371

    Deferred revenue                                                              4,790       4,780
                                                                              ----------  ----------

        Total current liabilities                                                 8,202       8,310

Long-term debt, less current portion                                                225         289

Commitments and contingencies

Stockholders' Equity:

  Preferred stock, $0.01 par value-
    Authorized-1,000,000 shares
    Issued and outstanding-none                                                       -           -

  Common stock, $0.01 par value-
    Authorized-20,000,000 shares
    Issued and outstanding-11,434,519 and 11,518,277 shares at June 30, 2003
    and December 31, 2002, respectively                                             114         115

  Additional paid-in capital                                                     34,083      34,316

  Deferred stock-based compensation                                                 (19)       (162)

  Accumulated deficit                                                           (29,673)    (28,881)


  Cumulative translation adjustment                                                 144          49
                                                                              ----------  ----------

        Total stockholders' equity                                                4,649       5,437
                                                                              ----------  ----------

                                                                              $  13,076   $  14,036
                                                                              ==========  ==========


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